Exhibit 23.3

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

October 29, 2012

Linn Energy, LLC

600 Travis Street, Suite 5100

Houston, Texas 77002

Ladies and Gentlemen,

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the incorporation by reference of certain estimates of proved oil and gas reserves contained in our reports “Appraisal Report as of December 31, 2011 on Certain Properties owned by Linn Energy, LLC,” “Appraisal Report as of December 31, 2010 on Certain Properties owned by Linn Energy, LLC,” “Appraisal Report as of December 31, 2009 on Certain Properties owned by Linn Energy, LLC,” “Appraisal Report as of April 1, 2012 – Hugoton Acquisition,” “Appraisal Report as of August 1, 2012 – Jonah Acquisition,” “Appraisal Report as of April 1, 2012 – Salt Creek Joint Venture” and “Appraisal Report as of May 1, 2012 – Overton Acquisition” in Registration Statement on Form S-3ASR and related prospectus of Linn Energy, LLC and Linn Energy Finance Corp.

We further consent to the inclusion of our Letter Reports dated February 16, 2012, July 30, 2012, August 20, 2012 and September 6, 2012, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Very truly yours,

/s/ Degolyer and MacNaughton

DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716